FOR IMMEDIATE RELEASE

ChinaCast Education Corporation Announces the Completion of the Acquisition of the Lijiang College of Guangxi Normal University for $53.7 million

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The acquisition is expected to generate $21.8 million in revenue, $8.1 million in adjusted net income before tax (non-GAAP) and have over 9,000 on-campus university students enrolled for the 2009-2010 academic year which began in September 2009

•	Management to host Conference Call at 11:00 am ET, Monday, September 28, 2009 – Details Follow

Beijing, China – September 28, 2009 – ChinaCast Education Corporation (“The Company” or “ChinaCast”) (Nasdaq: CAST), a leading for-profit, post-secondary education and e-learning services provider in China, today announced the acquisition of the Lijiang College of Guangxi Normal University (“Lijiang College”) for a cash consideration of $53.7 million.  The financials of the university will be consolidated with ChinaCast’s financial results beginning in October 2009.

Ron Chan, ChinaCast Education Corporation Chairman and CEO, commented, “With the acquisition of Lijiang College, our second fully-accredited university, ChinaCast Education will now have over 21,000 on-campus and 135,000 e-learning university students throughout the PRC.  In addition to growing our nationwide campus locations and e-learning distribution network, our strategy is to complement our accredited degree programs by adding international, career/vocational and online course offerings, which will further expand our addressable market while creating incremental revenue opportunities.  Our balance sheet and cash flow remain strong and we look forward to further capitalizing on the long-term, secular growth of the PRC for-profit, post-secondary education sector.”

About the Lijiang College Acquisition

On September 28, 2009, the Company’s wholly-owned subsidiary, ChinaCast Communication Network Company Ltd., entered into a definitive agreement to acquire 100% of East Achieve Limited, the holding company which owns 100% of Lijiang College, for a cash consideration of $53.7 million.

Lijiang College was founded in 2001 by private investors as an independent, accredited college affiliated with Guangxi Normal University, which is located in the city of Guilin in south-western China. The university has 415 full-time and part-time teachers and offers fully accredited bachelor degree and diploma courses in tourism, hospitality, language studies, computer engineering, economics, law, music, art and physical education.

Lijiang College began enrolling students in September 2004 and has a campus area encompassing 58 acres and 1.5 million square feet of building floor space.  The university currently has total net assets valued at $15.7 million after subtracting $15.4 million of long-term debt related to the campus build-out.

Conference Call Information

ChinaCast's management team will host a conference call to discuss the acquisition at 11:00 am ET, Monday, September 28, 2009 (11:00 pm China Time, September 28, 2009). The dial-in details for the conference call are as follows:

U.S./Canada Toll free:  +1-888-298-3451
International:  +1-719-325-2180

A replay of the conference call will be available at the following numbers:

Replay Telephone Numbers:
U.S./Canada Toll Free:  +1-888-203-1112
International:  +1-719-457-0820
Replay Pass Code:  9282254
Replay Start:  2:00 pm ET, Monday, September 28, 2009
Replay End:   Midnight ET, Sunday, October 11, 2009

A live and archived version of the earnings call will be available at the Company’s investor relations website:  www.chinacasteducation.com.  Please access the website approximately 10 minutes prior to the start time in order to download and install any necessary software.

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading for-profit, post-secondary education and e-learning services provider in China. The Company provides post-secondary degree and diploma programs through its two universities in China:  The Foreign Trade and Business College of Chongqing Normal University and the Lijiang College of Guangxi Normal University.   These universities offer fully accredited, career-oriented bachelor's degree and diploma programs in business, economics, law, IT/computer engineering, hospitality and tourism management, advertising, language studies, art and music.  The Company provides its e-learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite/fiber broadband network. These services include interactive distance learning applications, multimedia education content delivery, English language training and vocational training courses. The company is listed on the NASDAQ with the ticker symbol CAST.

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the company's Annual Report on Form 10K for the fiscal year ended December 31, 2008. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as ``anticipate'', ``estimate'', ``expect'', ``believe,'' ``will likely result,'' ``outlook,'' ``project'' and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.
Contact:

ChinaCast Education Corporation
Michael J. Santos, President - International
+1-347-788-0030
mjsantos@chinacasteducation.com
www.chinacasteducation.com

or

HC International, Inc.
Ted Haberfield, Executive VP
+1-760-755-2716
 thaberfield@hcinternational.net